Exhibit 10.5(a)

AWARD AGREEMENT PURSUANT TO

RELIANT PHARMACEUTICALS, LLC

UNIT APPRECIATION RIGHTS PLAN

This Agreement, made as of the 12th day of December, 2002 (the “Grant Date”), by RELIANT PHARMACEUTICALS, LLC, a Delaware limited liability company (hereinafter called the “Company”), with                                          (hereinafter called the “Participant”);

This Agreement is made under the terms of the Reliant Pharmaceuticals, LLC Unit Appreciation Rights Plan, as amended from time to time (the “Plan”). The Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made a part of this Agreement and shall control the rights and obligations of the Company and the Participant under this Agreement. Except as otherwise provided, terms used herein shall have the meaning provided in the Plan. To the extent, if any, that there may exist a conflict between the Plan and this Agreement, the Plan shall prevail.

1. Grant of Right. The Company hereby grants to the Participant Rights with respect to                      Common Units at a Base Price per Common Unit of $20.00, on the Grant Date subject to the terms and conditions of the Plan and this Agreement.

2. Vesting. The Participant shall vest in the Rights according to the following schedule:

Period Elapsed from Vesting Date	Vesting in Rights
Prior to First Anniversary of Vesting Date	0%
First Anniversary of Vesting Date	25%
Second Anniversary of Vesting Date	50%
Third Anniversary of Vesting Date	75%
Fourth Anniversary of Vesting Date	100%

Notwithstanding the foregoing, if the Participant ceases to be a Service Provider for Cause, then the Participant shall forfeit all Rights, whether or not previously vested. For purposes of the above schedule, Participant’s Vesting Date is                                         , 2002.

3. Exercise and Term. The Right may be exercised during its term only to the extent vested. Any portion of the Right in which the Participant is not vested shall be forfeited and terminate on the date the Participant ceases to be a Service Provider for any reason. Any portion of the Right in which the Participant is vested shall be exercisable until the earlier of:

(a) twelve (12) months after the date the Participant ceases to be a Service Provider by reason of death or Disability;

(b) thirty (30) days after the date the Participant ceases to be a Service Provider for any reason other than death, or Disability;

(c) the tenth anniversary of the Grant Date.

Any vested Right not exercised prior to its Expiration Date will be forfeited and terminate.

A vested Right may be exercised by completing a Right Exercise Notice in the form attached hereto as Exhibit A and returning it to the Chief Financial Officer of the Company prior to its Expiration Date.

4. Payment. At the election of the Company, the Company may settle the exercise of all or any portion of the Right either (i) in a cash lump sum within 30 days of such exercise (ii) by cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or (iii) in five equal annual installments, with any unpaid balance accruing interest (compounded annually) at the interest rate publicly quoted by Bank One, N.A. or its successor from time to time as its prime rate.

5. Miscellaneous.

(a) Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(b) Membership Rights. Participant acknowledges that he/she does not have any rights as a member of the Company by reason of a grant of the Rights or settlement of the Rights pursuant to the Plan.

(c) Nontransferrable. The Rights are not transferable other than by will or the laws of descent and distribution and may be realized, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

(d) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

Executed as of the Grant Date.

Reliant Pharmaceuticals, LLC

By:
Its:	(Participant)

(Social Security Number)

EXHIBIT A

RELIANT UNIT APPRECIATION RIGHTS PLAN

RIGHTS EXERCISE NOTICE

Reliant Pharmaceuticals, LLC

110 Allen Road

Liberty Corner, New Jersey 07938

Attention: Chief Financial Officer

Effective as of today,                                         , the undersigned Participant hereby elects to exercise Participant’s vested Rights with respect to                      Common Units (the “Rights”) pursuant to the Reliant Unit Appreciation Rights Plan and the Award Agreement dated                                         .

I acknowledge that payment for the Rights will be made in accordance with the terms set forth in the Award Agreement, less any legally required withholdings.

Submitted by:

PARTICIPANT:

Address: